UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2020

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NKTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2020, Nektar Therapeutics (“Nektar”) entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with entities managed by Healthcare Royalty Management, LLC (collectively, “HCR”). Pursuant to the Purchase and Sale Agreement, Nektar has agreed to sell to HCR certain of its rights to receive royalty payments (the “Royalties”) arising in respect of worldwide net sales, from and after October 1, 2020 until such time certain return thresholds are met as described below, of (a) MOVANTIK® under that certain License Agreement, dated September 20, 2009, by and between Nektar and AstraZeneca AB, as amended, (b) ADYNOVATE® under that certain Exclusive Research, Development, License and Manufacturing and Supply Agreement, dated September 26, 2005, by and among Nektar, Baxalta US Inc. and Baxalta GmbH, as amended, (c) Rebinyn® under that certain Settlement and License Agreement, dated December 21, 2016, by and among Nektar, Novo Nordisk Inc., Novo Nordisk A/S and Novo Nordisk A/G and (d) licensed products under that certain Right to Sublicense Agreement, dated October 27, 2017, by and among Baxter Incorporated, Baxalta US Inc., Baxalta GmbH and Nektar (collectively, the “Royalties”) in exchange for $150.0 million in cash. Nektar expects that the closing of the Purchase and Sale Agreement will occur on December 31, 2020, subject to customary conditions.

The Purchase and Sale Agreement will automatically expire, and the payment of Royalties to HCR will cease, when HCR has received payments of the Royalties equal to $210.0 million (the “2025 Threshold”), if the 2025 Threshold is achieved on or prior to December 31, 2025, or $240.0 million, if the 2025 Threshold is not achieved on or prior to December 31, 2025 (or, if earlier, the date on which the last royalty payment under the relevant license agreements is made). After the Purchase and Sale Agreement expires, all rights to receive the Royalties return to Nektar. The Purchase and Sale Agreement grants HCR the right to receive certain reports and other information relating to the Royalties and contains various representations and warranties, covenants, indemnification obligations and other provisions that are customary for a transaction of this nature.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement, which will be filed as an exhibit to Nektar’s Annual Report on Form 10-K for the fiscal year ending December 31, 2020.

Item 7.01	Regulation FD Disclosure.

As disclosed in Item 1.01 above, on December 16, 2020, Nektar entered into a Purchase and Sale Agreement with HRC with respect to the sale to HCR of certain of Nektar’s rights to receive Royalties. After giving effect to the closing of the transaction on or before December 31, 2020, Nektar expects to end the year with approximately $1.2 billion in cash and investments in marketable securities.

The information in this Item 7.01 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 shall not be incorporated by reference into any filing with the Securities and Exchange Commission (the “SEC”) made by Nektar, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the financial guidance and expected closing described herein, contains forward-looking statements which are subject to important risks and uncertainties including unplanned revenue shortfalls, unplanned expenses or liabilities, and expenses being higher than planned, any of which could significantly and adversely affect our actual 2020 financial results, failure to timely satisfy the closing conditions for the Purchase and Sale Agreement, as well as other important risks and uncertainties set forth in Nektar’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2020. Actual financial results could differ materially from these forward-looking statements and Nektar undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

By:	/s/ Mark A. Wilson
Name: Mark A. Wilson
Title: General Counsel and Secretary

Date: December 22, 2020

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